UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2013

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(404) 558-7711

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 18, 2013, SunTrust Banks, Inc. (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a copy of a news release announcing the Company’s results for the quarter ended September 30, 2013 as Exhibit 99.1 to a current report on Form 8-K. The Company is filing this current report on Form 8-K for the purpose of causing portions of such news release to be deemed filed with the Commission and thereby incorporated into certain registration statements. The portion of the October 18, 2013 news release that the Company is filing with the Commission is attached hereto as Exhibit 99.1, and Exhibit 99.1 to this current report is incorporated herein by reference. All information in Exhibit 99.1 is provided as of the date thereof, and the Company does not assume any obligation to update said information in the future.

Recent Developments
SunTrust Mortgage has been named in three putative class actions similar to those that other financial institutions are facing which allege that the company acted improperly in connection with the practice of force placing homeowners’ insurance in certain instances. Generally, the plaintiffs in these actions allege that SunTrust Mortgage violated various duties by failing to properly negotiate pricing for force placed insurance and by receiving kickbacks or other improper benefits from the providers of such insurance. The first case, Timothy Smith v. SunTrust Mortgage, Inc. et al., is pending in the United States District Court for the Central District of California. SunTrust Mortgage filed a motion to dismiss this case and this motion was granted in part and denied in part. The second case, Carina Hamilton v. SunTrust Mortgage, Inc. et al., is pending in the U.S. District Court for the Southern District of Florida. SunTrust Mortgage filed a motion to dismiss in this case that remains pending. The third case, Yaghoub Mahdavieh et al. v. SunTrust Mortgage, Inc. et al., is pending in the U.S. District Court for the Northern District of Georgia. SunTrust Mortgage has filed a motion to dismiss and a motion to transfer in this case that remain pending.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Financial data as of September 30, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	October 22, 2013	By: /s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President, Director of Corporate Finance and Controller